                                                                    Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
NatSteel Electronics Ltd.:


We consent to the incorporation, by reference, in Solectron Corporation's Form S-3 Filing of our report dated March 13, 2001, relating to the consolidated balance sheet of NatSteel Electronics Ltd. and subsidiaries as of December 31, 2000, and the related consolidated statements of profit and loss account, statements of changes in shareholders' equity and cash flows for the year ended December 31, 2000.


Singapore
November 5, 2001